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                                                                 EXHIBIT (23)(B)
                      CONSENT OF DIXON, ODOM & CO., L.L.P.
BOARD OF DIRECTORS
AMERICAN BANCSHARES, INC.
     We consent to the use of our report on the consolidated balance sheets statements of American Bancshares, Inc. and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1993, included in the Registration Statement on Form S-4 of First Union Corporation and to the reference to our firm under the heading Experts in the Prospectus.
                                      (Signature of Dixon, Odom & Co., L.L.P.)
                                      DIXON, ODOM & CO., L.L.P.
High Point, North Carolina
March 10, 1994